                             NON-CASH ELECTION FORM

    This Form is to accompany the certificates for shares of Class A stock, par value $.01 per share ("Falcon Class A Stock"), of Falcon Building Products, Inc. ("Falcon" or the "Company") if such certificates are submitted pursuant to an election (a "Non-Cash Election") to retain shares of Falcon Class A Stock ("Non-Cash Election Shares") in connection with the proposed merger (the "Merger") of FBP Acquisition Corp., Inc. with and into Falcon.

    HOLDERS OF FALCON CLASS A STOCK WHO DO NOT WISH TO MAKE A NON-CASH ELECTION (ANY SUCH HOLDER, A "NON-ELECTING HOLDER") NEED NOT SUBMIT THIS FORM. EACH SHARE OF FALCON CLASS A STOCK OWNED BY ANY SUCH NON-ELECTING HOLDER WILL AUTOMATICALLY BE CONVERTED INTO THE RIGHT TO RECEIVE AN AMOUNT EQUAL TO $17.75 IN CASH FROM FALCON FOLLOWING THE MERGER.

                    To: The Bank of New York, Exchange Agent

      BY MAIL:               BY FACSIMILE:              BY HAND OR OVERNIGHT
                                                              COURIER:

                        CONFIRM BY TELEPHONE TO:

                INFORMATION AGENT:

DELIVERY OF THIS FORM TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX I
                                           SHARES SUBMITTED
                                (ATTACH ADDITIONAL LIST IF NECESSARY)
                                       Total Number of
                                           Shares
Name and Address of   Certificate      Represented by        Number of Shares
 Registered Holder       Number        Certificate(s)            Submitted
                      Total Shares
  *Only certificates registered in a single form may be deposited with this Form of Election. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Forms of Election as there are different registrations of certificates.
 **Unless otherwise indicated, it will be assumed that all shares submitted are to be treated as having a made a Non-Cash Election.

/ / Check here if you cannot locate certificates. Upon receipt of this Form the Agent will contact you directly with replacement instructions.

Ladies and Gentlemen:

    In connection with the merger (the "Merger") of FBP Acquisition Corp., Inc. with and into Falcon Building Products, Inc. ("Falcon" or the "Company"), the undersigned hereby submits the certificate(s) for shares of Class A stock, par value $.01 per share, of Falcon ("Falcon Class A Stock") listed below and elects, subject as set forth below, to have all or a portion of the shares of Falcon Class A Stock represented by such certificates as set forth below converted into the right to retain shares of Falcon Class A Stock following the Merger ("Non-Cash Election Shares").

    It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy/ Prospectus Statement, dated
             , 1997 relating to the Merger (the "Proxy/Prospectus Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of March 20, 1997, as may be amended from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement, and (iii) the accompanying Instructions.

    The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Falcon Class A Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of Falcon Class A Stock represented thereby, any certificate for Non-Cash Election Shares or any check for cash issuable in the Merger pursuant to the Merger Agreement. If certificates of Falcon Class A Stock are not delivered herewith, there is furnished below a guarantee of delivery of such certificates representing shares of Falcon Class A Stock from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

    Unless otherwise indicated under Special Payment Instructions below, please issue any certificate for Non-Cash Election Shares and/or any check issuable in exchange for the shares of Falcon Class A Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Falcon Class A Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any certificate for shares of Falcon Class A Stock and/or any check for cash issuable in exchange for the shares of Falcon Class A Stock represented by the certificates submitted hereby to the registered holder(s) of the Falcon Class A Stock at the address or addresses shown above.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX II                                   BOX III

     SPECIAL PAYMENT INSTRUCTIONS             SPECIAL DELIVERY INSTRUCTIONS
   (SEE INSTRUCTIONS D(6) AND D(7))              (SEE INSTRUCTION D(8))

To be completed ONLY if the              To be completed ONLY if the
certificates for Non-Cash Election       certificates for Non-Cash Election
Shares are to be registered in the name  Shares are to be registered in the name
of, or the checks are to be made paya-   of, or the checks are to be made paya-
ble to, someone other than the           ble to, the registered holder(s) of
registered holder(s) of shares of        shares of Falcon Class A Stock, but are
Falcon Class A Stock.                    to be sent to someone other than the
                                         registered holder(s) or to an address
                                         other than the address of the
                                         registered holder(s) set forth above.

Name                                     Name
                                         ------------------------------------
-----------------------------------
                (Please Print)                       (Please Print)
Address                                  Address
                                           -----------------------------------
  ----------------------------------                 (Please Print)
                (Please Print)

                                         -----------------------------------
----------------------------------
             (Including Zip Code)                 (Including Zip Code)

----------------------------------
        (Tax Identification or Social
           Security Number)

BOX IV

                    SIGN HERE AND HAVE SIGNATURES GUARANTEED
        (SEE INSTRUCTIONS D(1) AND D(7) CONCERNING SIGNATURE GUARANTEE)

Name(s):
         ---------------------------------------------------------------
                                 (PLEASE PRINT)

Name(s):
         ---------------------------------------------------------------
                                 (PLEASE PRINT)

   -------------------------------------------------------------------------
                            SIGNATURE(S) OF OWNER(S)

   -------------------------------------------------------------------------
                            SIGNATURE(S) OF OWNER(S)

   -------------------------------------------------------------------------
               (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))

   -------------------------------------------------------------------------
                                   GUARANTEED

    Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a fiduciary capacity, set forth full title in such capacity and see Instruction D(3).

Dated: -----------------------------------------------------------  , 1997

BOX V
                             GUARANTEE OF DELIVERY
        (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)*

    The undersigned is a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States; and guarantees to deliver to the Exchange Agent the certificates for shares of Falcon Class A Stock to which this Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Falcon, no later than 5:00 P.M. New York City time on the third NYSE trading day after the date of execution of this guarantee of delivery.

   -------------------------------------------------------------------------
                              (Firm--Please Print)

   -------------------------------------------------------------------------
                             (Authorized Signature)

   -------------------------------------------------------------------------
                                   (Address)

   -------------------------------------------------------------------------

   -------------------------------------------------------------------------

   -------------------------------------------------------------------------
                        (Area Code and Telephone Number)

   -------------------------------------------------------------------------
                                 (Contact Name)

     (DO NOT WRITE IN SPACES BELOW)

                                                     SHARES
                      NON-CASH                      CONVERTED
  SHARES     SHARES   ELECTION  CERTIFICATE  BLOCK    INTO     CHECK     AMOUNT
SURRENDERED ACCEPTED   SHARES     NO.       NO.       CASH      NO.     OF CHECK

DELIVERY PREPARED BY --                             CHECKED BY -----------------

                  DATE
 -------------------------------------

                                  INSTRUCTIONS

A. SPECIAL CONDITIONS.

    1. TIME IN WHICH TO ELECT. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Form or a facsimile hereof, accompanied by the above-described certificates representing shares of Falcon Class A Stock or a proper guarantee of delivery thereof, must be received by the Exchange Agent, at the address set forth above, no later than
5:00 P.M., New York City time, on              , 1997 (the "Election Date").
Holders of Falcon Class A Stock whose stock certificates are not immediately available may also make an effective Election by completing this form or facsimile hereof, having the Guarantee of Delivery box (BOX V) properly completed and duly executed (subject to the condition that the certificates for which delivery is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Falcon, no later than 5:00 P.M., New York City time, on the third NYSE trading day after the date of execution of such guarantee of delivery). Each share of Falcon Class A Stock with respect to which the Exchange Agent shall have not received an effective Election prior to the Election Date, or with respect to which the proration procedures set forth in the Proxy Statement pertain, outstanding at the Effective Time of the Merger will be converted into the right to receive an amount equal to $17.75 in cash from the Company following the Merger. See Instruction C.

    2. REVOCATION OF ELECTION. Any Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of Falcon Class A Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election is revoked, and the certificate(s) for shares withdrawn, the Falcon Class A Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

    3. TERMINATION OF RIGHT TO ELECT. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for Falcon Class A Stock previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B. ELECTION AND PRORATION PROCEDURES.

    A description of the election and proration procedures is set forth in the Proxy Statement under "THE MERGER-- Non-cash Election" and "THE MERGER--Non-cash Election Procedure." A full statement of the election and proration procedures is contained in the Merger Agreement and all Elections are subject to compliance with such procedures. IN CONNECTION WITH MAKING ANY ELECTION, A HOLDER OF FALCON CLASS A STOCK SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES." SEE ALSO "RISK FACTORS--NON-CASH ELECTION AND PRORATION INTO CASH" IN THE PROXY STATEMENT FOR A DISCUSSION OF THE POSSIBILITY THAT THE RECEIPT OF CASH AS A RESULT OF PRORATION BY A HOLDER WHO HAS MADE A NON-CASH ELECTION MAY BE TREATED AS A DIVIDEND AS OPPOSED TO A CAPITAL GAIN.

    AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF FALCON CLASS A STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

C. RECEIPT OF NON-CASH ELECTION SHARES OR CHECKS.

    After the Effective Time of the Merger and after the Election Date, the Exchange Agent will mail certificate(s) for Non-Cash Election Shares and/or cash payments by check to the holders of Falcon Class A Stock with respect to each share of Falcon Class A Stock which is included in any effective Election. Holders of Falcon Class A Stock who declined to make an Election, or failed to make an effective Election, with respect to any or all of their shares will receive, for each such share, the right to receive an amount equal to $17.75 in cash as soon as practicable after the certificate(s) representing such share or shares have been submitted.

    No fractional shares will be issued in connection with the Merger. In lieu thereof, the Exchange Agent, as agent for the holders of Falcon Class A Stock who become entitled to a fraction of a Non-Cash Election Share, shall promptly sell the aggregate of the fractional share interests of such holders and remit the net proceeds thereof (after commissions, costs and expenses incurred in connection with such sale) to such holders according to their respective interests therein.

D. GENERAL.

    1. EXECUTION AND DELIVERY. This Form or a facsimile hereof must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of Falcon Class A Stock as to which the Election is made or with a duly signed guarantee of delivery of such certificates) to the Exchange Agent at any of the addresses set forth above.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

    2. INADEQUATE SPACE. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

    3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Falcon Class A Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

    If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

    If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

    4. PARTIAL EXCHANGES. If fewer than all the shares represented by any certificate delivered to the Exchange Agent are to be submitted for exchange, fill in the number of shares which are to be submitted in the box entitled "Shares Submitted". In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the registered owners as soon as practicable following the Election Date. All shares represented by certificates submitted hereunder will be deemed to have been submitted unless otherwise indicated.

    5. LOST OR DESTROYED CERTIFICATES. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Form below your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing Non-Cash Election Shares and/or any checks in accordance with the Merger Agreement.

    6. NEW CERTIFICATES AND CHECKS IN SAME NAME. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of Falcon Class A Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) are required.

    7. NEW CERTIFICATES AND CHECKS IN DIFFERENT NAME. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, other than exactly the name that appears on the certificate(s) representing shares of Falcon Class A Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

    8. SPECIAL DELIVERY INSTRUCTIONS. If the checks are to be payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of Falcon Class A Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in BOX III.

    9. MISCELLANEOUS. A single check and/or a single stock certificate representing Non-Cash Election Shares will be issued.

    All questions with respect to this Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation or any Election and computations as to proration) will be determined
by Falcon and              , which determination shall be conclusive and
binding.

    10. 31% BACKUP WITHHOLDING. Under Federal income tax law, a holder who receives a cash payment pursuant to the Merger may be required to provide the Exchange Agent (as payer) with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, payments that are made to such holder or other payee with respect to the Merger may be subject to 31% backup withholding.

    Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

    If backup withholding applies, the Exchange Agent is required to withhold 31% of any such payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

    The box in Part 3 of the Substitute Form W-9 may be checked if the submitting holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts will be refunded to such holder if a TIN is provided to the Exchange Agent within 60 days.

    The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the shares of Falcon Class A Stock or of the last transferee appearing on the transfers attached to, or endorsed on, the shares of Falcon Class A Stock. If the shares of Falcon Class A Stock are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

    11. WITHHOLDING ON FOREIGN STOCKHOLDERS. Even if a foreign stockholder has provided the required certification to avoid backup withholding, the Exchange Agent will withhold federal income taxes equal to 30% of the gross cash payments payable to a foreign stockholder or his agent unless the Exchange Agent determines that such payment is exempt from withholding (or entitled to a reduced rate of withholding). See "THE MERGER--Federal Income Tax Consequences--Withholding for Non-U.S. Stockholders" in the Proxy Statement for a more complete discussion of the 30% withholding tax and obtaining an exemption therefrom. Foreign stockholders are urged to consult their tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and refund procedures.

    Failure to complete the Substitute Form W-9 will not, by itself, cause Falcon Class A Stock to be deemed invalidly delivered, but may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    Additional copies of this Form may be obtained from
                        (whose telephone number is (800)           ).

PAYER:

 SUBSTITUTE
                            PART 1--PLEASE PROVIDE      SOCIAL SECURITY NUMBER
                            YOUR TIN IN THE             OR
                            BOX AT RIGHT AND CERTIFY    EMPLOYER IDENTIFICATION
                            BY SIGNING                  NUMBER
                            AND DATING BELOW.
 FORM W-9
                            PART 2--CERTIFICATION--UNDER PENALTIES OF PERJURY, I
                            CERTIFY THAT:
                            (1)    THE NUMBER SHOWN ON THIS FORM IS MY CORRECT
                            TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR
                                   A NUMBER TO BE ISSUED TO ME) AND
 DEPARTMENT OF THE          (2)    I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER
 TREASURY                   BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR
 INTERNAL REVENUE SERVICE          (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL
                                   REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT
                                   TO BACKUP WITHHOLDING AS A RESULT OF A
 PAYER'S REQUEST FOR               FAILURE TO REPORT ALL INTEREST OR DIVIDENDS,
 TAXPAYER IDENTIFICATION           OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO
 NUMBER (TIN)                      LONGER SUBJECT TO BACKUP WITHHOLDING.
                            CERTIFICATION               PART 3--
                            INSTRUCTIONS--YOU MUST
                            CROSS OUT ITEM (2) ABOVE    AWAITING TIN / /
                            IF YOU HAVE BEEN NOTIFIED
                            BY THE IRS THAT YOU ARE
                            CURRENTLY SUBJECT TO
                            BACKUP WITHHOLDING
                            BECAUSE OF UNDERREPORTING
                            INTEREST OR DIVIDENDS ON
                            YOUR TAX RETURN. HOWEVER,
                            IF AFTER BEING NOTIFIED
                            BY THE IRS THAT YOU ARE
                            SUBJECT TO BACKUP
                            WITHHOLDING, YOU RECEIVED
                            ANOTHER NOTIFICATION FROM
                            THE IRS STATING THAT YOU
                            ARE NO LONGER SUBJECT TO
                            BACKUP WITHHOLDING, DO
                            NOT CROSS OUT ITEM (2).
                            SIGNATURE  DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

                    CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION
 NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.
 Signature   Date

    Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus or this Form of Election may be directed to the Solicitation Agent at the address set forth below:

                           THE SOLICITATION AGENT IS:
                                     [LOGO]

                                             (Call Collect)
                                       or
                          Call Toll-Free (   )